                                                                  EXHIBIT 10.5.1
                          LEASE TERMINATION AGREEMENT
                          ---------------------------

        THIS AGREEMENT dated 11/16/01 by and between TOWSON TC, LLC, a Maryland limited liability company ("Landlord"), and SILVER DINER DEVELOPMENT, INC., a Virginia corporation, t/a SILVER DINER, ("Tenant").

                              W I T N E S S E T H:

        WHEREAS, Landlord and Tenant entered into a Lease dated January 30, 1992, for Premises containing 5,584 square feet located in the Towson Town Center, in the City of Towson, County of Baltimore, State of Maryland ("Lease"); and

        WHEREAS, Guarantors executed a guaranty, dated February 23, 1995, of Tenant's obligations under the Lease, which Guaranty the parties acknowledge has expired by operation of its terms; and

        WHEREAS, both Landlord and Tenant mutually desire to terminate and cancel the Lease.

        NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00), the mutual covenants hereinafter contained and for other good and valuable consideration by each of the parties hereto to the other in hand paid, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1. The Lease and the tenancy created thereunder shall be terminated as of 11:59 P.M. on November 30, 2001 ("Termination Date"). Tenant agrees to close its store at the Premises on November 19, 2001 and to vacate and remove all of its property from the Premises, said property to include but not be limited to furniture, fixtures, unattached office and countertop equipment not permanently affixed to the Premises, inventory, exterior and interior Silver Diner signage and logos, tables, seats, juke box/video systems, decorative diner-style lighting fixtures, Silver Diner wall murals, office register equipment, and loose countertop equipment such as blenders, coffee makers and microwave ovens (collectively, "Tenant's Property"), Tenant's Property to be removed by Tenant at Tenant's expense on or before 11:59 P.M. on the Termination Date, the Premises to be left in "as is" condition except that Tenant agrees (i) to minimize damage to the Premises resulting from the removal of Tenant's Property,
(ii) to refrain from leaving any hazardous conditions in the Premises such as large holes in the walls or floor and (iii) to leave the Premises in broom clean condition.

        For purposes of this paragraph, Tenant's property shall not include the following items which shall remain in the Premises after the Termination Date: fixtures and equipment permanently attached to the Premises, including built-in equipment such as counters and equipment affixed thereto, kitchen line equipment (such as counters, ranges, grills and related equipment), sinks, dishwashers, built-in refrigerators such as walk-in refrigerators attached to the Premises, walk-in boxes, ceiling tiles, ceiling lighting not within the definition of Tenant's Property, carpeting, HVAC systems and equipment, and

                                                                  EXHIBIT 10.5.1

partitions built into the Premises (collectively, "Landlord's Property").

        2. Simultaneously with Tenant's execution of this Agreement, Tenant agrees to pay Landlord the aggregate sum of Two Hundred Twenty-nine Thousand Nine Hundred Twenty-Seven and 84/100 Dollars ($229,927.84), said sum to include:

        (a) A termination fee of Two Hundred Ten Thousand One Hundred Sixty-Three and 38/100 Dollars ($210,163.38) for Landlord's agreement to terminate the Lease, and

        (b) Rental (including all applicable Charges) for the month of November, 2001 in the amount of Nineteen Thousand Seven Hundred Sixty-four and 46/100 Dollars ($19,764.46).

        3. Simultaneously with its execution of this Agreement, Tenant shall furnish Landlord a letter from Branch Banking and Trust Co. ("BB&T"), successor to Franklin National Bank, authorizing (i) the filing of a UCC Termination Statement for the UCC Financing Statement filed in Baltimore County, Maryland Land Records at Book 9111 Page 144, Book 11154 Page 450 and Book 11173 Page 717, and (ii) the filing of amendments to UCC Financing Statements Nos. 0004147149 and 0003297063, dated October 22, 1999, with the State of Virginia and financing statements filed in the Land Records of Baltimore County, Maryland at Book 14649 Page 164 (and any corresponding financing statement filed with the Maryland
SDAT), deleting Item 9 (825 Dulaney Valley Road, Towson, Maryland) of Exhibit B to each such Financing Statement.

        Tenant represents and warrants that the debt to The CIT Group/Equipment Financing, Inc. covered by UCC Financing Statement filed in the Land Records of Baltimore County at Liber 9312 Page 796 (and any corresponding financing statements filed with the Maryland SDAT), as amended on March 31, 1995, has been fully paid and that a UCC Termination statement in connection with such UCC Financing statement will be filed in the Land Records and with the Maryland SDAT on or before December 31, 2001.

        Other than the foregoing liens which are or shall be terminated, Tenant warrants and represents that there are no other liens against Landlord's Property.

        4. Effective as of 11:59 P.M. on the Termination Date, each party hereto shall be relieved and discharged of all obligations with respect to the Lease excepting the Obligations imposed in this Agreement. Subject to the foregoing reservations, each party hereby releases the other from any and all liabilities, claims, rights or causes of action arising out or related to the leasing, use or occupancy of the Premises or the conduct of Tenant's business in the Premises. Notwithstanding the foregoing, Tenant's and Landlord's obligations to indemnify and hold harmless the other as provided in Section 9.1 of the Lease shall survive the termination of the Lease as to any Claim (as defined in Section 9.1 of the Lease) of any third party (where the third party claimant is not a subsidiary or affiliate of landlord or Tenant) arising out of any act, omission or occurrence which took place prior to the termination of the Lease.

        5. Execution by signature of an authorized officer of Landlord shall be effective only upon attestation thereof by a corporate

                                                                  EXHIBIT 10.5.1

Secretary or Assistant Secretary of Landlord and the affixing of Landlord's corporate seal.


     IN WITNESS WHEREOF, the parties hereto intending to be legally bound hereby have executed this Agreement as of the day and year first above written.


ATTEST:                                 TOWSON TC, LLC, Landlord





_____________________________           By:_______________________________(SEAL)
   Assistant Secretary                            Vice-President


(CORPORATE SEAL)


ATTEST:                                 SILVER DINER DEVELOPMENT, INC., Tenant



/s/ Patrick Meskell                      By: /s/ Robert Giamo             (SEAL)
-----------------------------              -------------------------------
   Vice-President                                 President

(CORPORATE SEAL)